Exhibit (k)(ii)

                            ADMINISTRATION AGREEMENT

                  Agreement dated as of April __, 2004, by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Lazard Global Total Return and Income Fund, Inc., a Maryland corporation (the "Fund").

                  WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund, and the Administrator is willing to furnish such services on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR

                  The Fund hereby appoints the Administrator to act as administrator with respect to the Fund for the purpose of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

2. DELIVERY OF DOCUMENTS

                  The Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

                  a.    The Fund's Articles of Incorporation and by-laws;

                  b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's prospectus(es) and statement(s) of additional information and all amendments and supplements thereto as in effect from time to time;

                  c. Certified copies of the resolutions of the Board of Directors of the Fund (the "Board") authorizing (1) this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

                  d. A copy of the investment advisory agreement between the Fund and its investment adviser; and

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                  e.    Such other certificates, documents or opinions which the
                        Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

                  The Administrator represents and warrants to the Fund that:

                  a.    It is a Massachusetts trust company,  duly organized and
                        existing   under  the  laws  of  the   Commonwealth   of
                        Massachusetts;

                  b. It has the corporate power and authority to carry on its business in the Commonwealth of Massachusetts;

                  c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. No legal or administrative proceedings have been instituted or threatened which would impair the
                        Administrator's ability to perform its duties and obligations under this Agreement; and

                  e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4. REPRESENTATIONS AND WARRANTIES OF THE FUND

                  The Fund represents and warrants to the Administrator that:

                  a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Maryland;

                  b.    It  has  the  corporate   power  and   authority   under
                        applicable laws and by its organizing documents to enter into and perform this Agreement;

                  c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. The Fund is an investment company properly registered under the 1940 Act;

                  e. The Fund has filed a registration statement under the 1933 Act and the 1940 Act and it will be effective and remain effective during the term of this Agreement;

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                  f.    All necessary  filings under the securities  laws of the
                        states in which the Fund offers or sells its shares have been made;

                  g. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

                  h. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

                  i. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of common stock.

5. ADMINISTRATION SERVICES

                  The Administrator shall provide the following services, in each case subject to the control, supervision and direction of the Fund and the review and comment by the auditors and legal counsel for the Fund and in accordance with procedures which may be established from time to time between the Fund and the Administrator:

                  a. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

                  b. Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

                  c. Review, calculate, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

                  d. Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications with shareholders and arrange for the printing and dissemination of such reports and communications with shareholders;

                  e. Prepare for review by an officer of and legal counsel for the Fund, the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and Form N-Q, financial information required by Form N-2, and such other reports, forms or filings as may be mutually agreed upon;

                  f. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment advisers, custodian, legal counsel or independent accountants;

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                  g.    Oversee  and  review  calculations  of fees  paid to the
                        Fund's investment adviser, custodian and transfer agent;

                  h.    Consult   with   the   Fund's   officers,    independent
                        accountants, legal counsel, custodian and transfer agent in establishing the accounting policies of the Fund;

                  i. Respond to or refer to the Fund's officers or transfer agent, shareholder inquiries relating to the Fund;

                  j. Provide periodic testing of the Fund's portfolio to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon; and

                  k. Review implementation by the Fund of any dividend reinvestment programs authorized by the Board.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6. FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  The   Administrator   shall   receive   from  the  Fund   such
compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its reasonable out-of-pocket costs incurred in connection with this Agreement.

                  The Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the exclusive use of the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or with the Fund's consent.

                  The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and any other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of trading

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operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to the Fund's operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7. INSTRUCTIONS AND ADVICE

                  At any time, the Administrator may apply to any officer of the Fund for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8. LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or

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failure to act hereunder. In any event, the Administrator's liability under this
Agreement shall be limited to its total annual compensation earned with respect to the Fund and fees payable hereunder during the preceding eighteen months for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

                  The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

                  The Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

                  The Fund will be entitled to participate in its own defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain counsel, the Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Fund shall have specifically authorized the retaining of such counsel or (ii) the Administrator shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

                  The   indemnification   contained  herein  shall  survive  the
termination of this Agreement.

9. CONFIDENTIALITY

                  The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

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                  The Fund assumes full  responsibility  for complying  with all securities, tax, commodities and other laws, rules and regulations applicable to it provided, however, that the foregoing does not limit the Administrator's responsibility to the Fund for the performance of its duties under this Agreement as determined in accordance with Section 8 of this Agreement.

                  In compliance  with the  requirements  of Rule 31a-3 under the
1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11. SERVICES NOT EXCLUSIVE

                  The services of the Administrator to the Fund are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12. TERM, TERMINATION AND AMENDMENT

                  This Agreement shall become effective as of the date of its execution and shall remain in full force and effect for a period of one year from the effective date, and shall automatically renew thereafter for periods of one year unless terminated in writing by either party at the end of such period or thereafter on sixty (60) days' prior written notice. Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13. NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Fund: Lazard Global Total Return and Income Fund, Inc., c/o Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, NY 10112, Attn: General Counsel; if to the Administrator: State Street Bank and Trust Company, One Federal Street, 9th Floor, Boston, MA 02110, Attn: Fund Administration Legal Department, fax: 617-662-3805.

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14. NON-ASSIGNABILITY

                  This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that either party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the party.

15. SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16. ENTIRE AGREEMENT

                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17. WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18. SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19. GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

20. REPRODUCTION OF DOCUMENTS

                  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a

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party in the regular course of business, and that any enlargement,  facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                           LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

                           By:
                               --------------------------------
                           Name:
                           Title:

                           STATE STREET BANK AND TRUST COMPANY

                           By:
                               --------------------------------
                           Name:  Gary L. French
                           Title: Senior Vice President

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